UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/Amendment NO. 1

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

elektros, INC.

(Exact name of registrant as specified in its charter)

Date: December 10, 2025

Nevada	3711	85-4235616
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1626 South 17th Avenue
Hollywood, Florida

Telephone: 347-885-9734

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED DECEMBER 10, 2025

UP TO A MAXIMUM OF 800,000,000 SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock

*The offering will be a continuous offering and commence within 2 calendar days after the qualification date by the Commission. The final offering price will be disclosed no later than 2 business days after the earlier of the date of the final offering price is determined or the date the offering circular is first used after qualification in connection with this offering. The Company will provide any omitted information from the offering circular in an offering circular supplement within 15 business days after qualification. If, in the event that the Company has not determined the final offering price or started using the offering circular for sales within the initial 15 business days, then the Company will be required to file a post-qualification amendment containing any omitted information. An amendment, unlike a supplement will need to be re-qualified by the Commission before any sales can commence.

The Company reserves the right to change the fixed Price Per Share to Public during the course of the offering and will file a post-qualification offering circular amendment or an offering circular supplement to the Offering Statement at the time depending if any changes are determined to be substantive or not.

The Company is offering, on a best-efforts, self-underwritten basis, 800,000,000 shares of our common stock at a fixed priced per share between $0.001 and $.05 with no minimum amount to be sold. Upon the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely transferable.

The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. These securities may be offered and sold only if not more than three years have elapsed since the initial qualification date of our offering statement under which they are being offered and sold; provided, however, that if a new offering statement has been filed, securities covered by this offering statement may continue to be offered and sold until the earlier of the qualification date of the new offering statement or 180 calendar days after the third anniversary of the initial qualification date of this offering statement.

Our ticker symbol is ELEK and we are listed in the OTC MarketPlace pink limited market tier. Our shares are thinly traded meaning our shares cannot be easily sold and have low volume of shares trading per day which can lead to volatile changes in price per share.

It is currently estimated that the direct public offering price per share will be between $.001 and $.05 with no minimum amount of shares to be sold and up to a maximum of 800,000,000 shares sold not to exceed $40,000,000 in gross proceeds.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $25,000.

The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will commence on approximately      ____  , 2025.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

In this public offering we, “Elektros, Inc.” are offering up to a maximum of 800,000,000 shares of our common stock.  We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole director and Chief Executive Officer, Shlomo Bleier. Mr. Bleier is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the registered shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, we have 447,440,718 common shares outstanding. Mr. Bleier indirectly owns 326,000,000 common shares of the Company and 50,000 shares of Series A non-convertible preferred stock through Jewish Enrichment Enterprises, Inc. entitling Mr. Bleier to 10,000 votes of the class of common stock for each Series A preferred share held resulting in the equivalent votes equal to 500,000,000 shares of common stock. Each one share of the Series A Preferred Stock shall have voting rights equal to ten thousand (10,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

This results in Mr. Bleier having indirect and voting control of 87.18% of the issued and outstanding shares of common stock.

We presently have 2,000,000,000 authorized shares of common stock.

 The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “Elektros,” “we,” “us,” “our” or “the Company” refers to Elektros, Inc. The term ‘‘common stock’’ refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

offering circular SUMMARY

Background

Elektros Inc. was incorporated on December 1, 2020 under the laws of the state of Nevada.

On December 1, 2020, Levi Jacobson was appointed President, Secretary, Treasurer and director of Elektros, Inc.

On May 25, 2021, the Company entered into a “Agreement and Plan of Merger”, whereas it agreed to, and subsequently participated in, a Nevada holding company reorganization pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 (“Reorganization”). There was no shareholder vote required and there was no shareholder meeting. The constituent corporations in the Reorganization were China Xuefeng Environmental Engineering, Inc. (“CXEE” or “Predecessor”), Elektros, Inc. (“ELEK” or“Successor”), and Elektros Merger Sub, Inc. (“Merger Sub”). Our former director, Levi Jacobson was, the sole director/officer of each constituent corporation in the Reorganization.

The merger was effectuated on May 28, 2021 (“Effective Time”), whereas the Company filed Articles of Merger with the Nevada Secretary of State. At the Effective Time, Predecessor was merged with and into Merger Sub (the “Merger), and Predecessor became the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of ELEK’S common stock. On May 28, 2021, after the completion of the Holding Company Reorganization, we cancelled all of the stock we held in CXEE resulting in CXEE and ELEK each as a stand-alone company.

At the Effective Time, Elektros, Inc., as successor issuer to China Xuefeng Environmental Engineering Group, Inc. continued to trade in the OTC MarketPlace under the previous ticker symbol of Predecessor “CXEE” until the new ticker symbol “ELEK” for the Company was released into the OTC MarketPlace on June 7, 2021. The Company was given a CUSIP Number by CUSIP Global Services for its common stock of 286176102.

Our Common Stock is listed on the OTC Markets Group Inc.’s Pink® Open Market under the symbol “ELEK”.

The Company believes that the Reorganization, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. In addition, the provisions of NRS 92A.180 did not provide a stockholder of the Company with appraisal rights in connection with the Reorganization. The Company believes that in the absence of any right of any of the Company’s stockholders to vote with respect to the Reorganization or to insist that their shares be purchased for fair value, the Reorganization could not be deemed to involve an “offer” “offer to sell”; or “sale” within the meaning of Section 2(3) of the Securities Act of 1933.

Currently, Jewish Enrichment Enterprise, Inc. owned and controlled by Shlomo Bleier, our sole officer and director is our controlling shareholder, owning 326,000,000 shares of our restricted common stock representing approximately 87.18% voting control. Mr. Levi Jacobson was our sole officer and director of CXEE and Elektros immediately before and at the effective time of the Reorganization. Mr. Jacobson resigned as Elektros sole officer/director on July 1, 2021. On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent amount of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

Pursuant to a court order issued by the Eighth Judicial District Court, Clark County Nevada (the “Court”), Levi Jacobson was appointed custodian, interim director, president, secretary and treasurer of CXEE on November 19, 2020.

Mr. Jacobson was vested with the right to exercise all of the powers of the corporation, through or in place of its board of directors or officers. Mr. Jacobson was bestowed with all the powers specified in NRS 78.347(6) that states Custodian shall have all the powers and title of a trustee appointed under NRS 78.590, NRS 78.635 and 78.650. Custodians so appointed shall also have the powers as provided in NRS 78.640 and 78.645 whether the company is insolvent or not.

On November 25, 2020, Custodian filed a Certificate of Reinstatement with Nevada Secretary of State to reinstate CXEE into good standing and filed an initial list of officers/directors, state business license and appointment of registered agent.

On December 10, 2020, Goldjay Realty, Inc. (“GRI”) consisting of sole shareholder Levi Jacobson, our former director was issued 300,000,000 restricted common shares by CXEE. The issuance was made pursuant to Rule 4(a)(2) of the Securities Act and did not involve any public solicitation or public offering. The shares were issued to GRI for reinstating CXEE into good standing with NSOS and paying delinquent transfer agent fees and developing CXEE’S business plan.

On December 31, 2020, the Custodian conducted a shareholder meeting resulting in Custodian voted as permanent officer/director of CXEE.

On March 9, 2021, an Order was granted by the Court to terminate the Custodianship of CXEE.

On July 1, 2021, Mr. Jacobson resigned as Elektros sole officer/director . On the same date, Mr. Shlomo Bleier was appointed our sole officer/director by majority vote of shareholders and by our former director. Mr. Jacobson cancelled all of his shares held indirectly in Elektros by Goldjay Realty, Inc. and an equivalent amount of shares were subsequently issued to Jewish Enrichment Enterprise, Inc., an entity solely controlled by Mr. Bleier as compensation for his services pursunat to Rule 4(a)(2).

On October 27, 2021, Shlomo Bleier, our sole director and fist named inventor filed a provisional patent Application No. 63/272,202 entitled,“Multi-Port Charging Assembly For Electric Vehicles” with the United States Patent & Trademark Office. Mr. Bleier assigned the patent to us on an even date herewith. The assignment was recorded on Reel 061529, Frame 0618.

On October 25, 2022, We  filed  a non-provisional utility patent Application No. 18/049,373 with the United States Patent & Trademark Office as reference in our provisional patent Application No. 63/272,202 entitled,“Multi-Port Charging Assembly For Electric Vehicles. The non-provisional utility patent Application has not been reviewed yet by USPTO examiner.

On March 13, 2023, we announced that we have begun discussions for an equity interest or development agreement with the the owners of a lithium mine in Sierra Leon, Africa.

On May 23, 2023, the Company’s Board of Directors unanimously approved a one-for-6,000 (1:6000) reverse split of the Company’s common stock (the “Reverse Stock Split”). Subsequently, the split was cancelled. No shares were exchanged.

Company Information

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to limited public company reporting requirements.

Our business was until recently to design, develop and manufacture and sell fully electric sport utility vehicles. The electric vehicle industry is incredibly capital intensive and highly competitive. We could not raise enough capital to compete with other better capitalized EV startups. We have refocused our business plan on June 30, 2025 to an artisanal mining operation primarily based in Sierra Leone, Africa. This operation will focus on hard-rock lithium exploration, development, and the eventual exportation of the mined material to lithium refineries in the United States. Artisanal mining, also known as small-scale mining (ASM), is characterized by low capital investment, labor-intensive methods, and the use of basic tools and techniques. This form of mining typically involves individuals, families, or small cooperatives, rather than large corporations, and provides a significant economic activity and source of livelihood, especially in developing nations.

Intellectual Property

We do not own, either legally or beneficially, any patents or trademarks. The Company is an assignee of a provisional patent application from our director Shlomo Bleier as filed with the USPTO on October 27, 2021. The title of the Application is Self Re-Charging Battery Assembly and Multi-Port Charging Assembly. The Application Number is 63272202. Subsequently, on October 25, 2022, we  filed  a non-provisional utility patent Application No. 18/049,373 with the United States Patent & Trademark Office for the Multi-Port Charging Assembly.

Our Offering

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share between $0.001 and $.05 with no minimum amount to be sold up to a maximum of 800,000,000 shares. The fixed price per share determined after qualification and shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: seven hundred million (700,000,000). These shares shall be divided into two classes with five hundred million (500,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and two hundred million (200,000,000) shares of preferred stock at $.001 par value (the "Preferred Stock"). We have designated (1,000,000) shares of Preferred Stock as Series A Preferred Stock. Series A Preferred Stock has super voting rights whereas each one share has the equivalent voting rights of 10,000 votes of Common Stock. The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 447,440,718 shares of Common Stock and 50,000 shares of Preferred Stock issued and outstanding. We will receive all proceeds from the sale of our common stock.

Our Chief Executive Officer, Shlomo Bleier will be selling shares of common stock on behalf of the Company.

The Company is listed in the OTC Pink market with a ticker symbol of ELEK. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. Our Chief Executive Officer, Shlomo Bleier is deemed to be a statutory underwriter for this offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the common shares registered in the offering are sold at the midpoint offering price of $.0255 per share assuming the maximum amount of shares are sold by the Company.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Offering Sold	200,000,000	$.0255	$0	$5,100,000
50% of Offering sold	400,000,000	$.0255	$0	$10,200,000
75% of Offering Sold	600,000,000	$.0255	$0	$15,300,000
Maximum Offering sold	800,000,000	$.0255	$0	$20,400,000

(1)	Assuming an initial public midpoint offering price of $.0255 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company

Up to a Maximum of 800,000,000 shares of common stock, at a fixed price per share between $.001 and $.05 per share per share with no minimum amount to be sold. A final fixed strike price will be determined upon qualification or in a final or supplemental offering circular supplement at the time of sale of our Common Stock. Our stock will be offered by us in a direct offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Offering price per share	We will sell the shares at a final fixed strike price per share to be determined at time of qualification or in a final or supplemental offering circular supplement at the time of sale of our common stock between the price range of $0.001 and $.05 per share.

Number of shares of common stock outstanding before the offering of common stock	There are 447,440,718 common shares outstanding.

Number of shares of common stock outstanding after the offering of common stock	___ common shares will be issued and outstanding if we sell all of the common shares we are offering at a offering price of $____ per share.

Number of shares of preferred stock outstanding before the offering of common stock	There are 50,000 shares of preferred stock currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	50,000 shares of preferred stock will remain issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common shares are listed in the OTC Marketplace in the Pink Market tier. Our ticker symbol is ELEK.

Use of Proceeds

We intend to use the gross proceeds to us to expand and develop our lithium project in Sierra Leone, Africa; For labor costs associated with our Artisanal mining operation; For annual property payments, leases, claim payments, royalty payments, ocean freight, transportation shipping, hauling; For general corporate purposes such as working capital,salaries,consultant and director fees, accountants, transfer agents, public company fees, audit fees, travel, or other. For general business expenses. This would include items such as environmental, sustainability and governance initiatives, and marketing and promotional efforts and for any other purpose.

Termination of the Offering	The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion.

Terms of the Offering	Our Chief Executive Officer, Shlomo Bleier will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $0.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our most recent financial statements.

Elektros, Inc.

Balance Sheets

	June 30, 2025 (Unaudited)	December 31, 2024 (Audited)
ASSETS
Current Assets
Cash	$11	$141
Prepaid leases	45,675	45,675
Total Current Assets	45,686	45,816
Prepaid leases	487,921	510,758
Company vehicles	24,083	29,686
Total Long-term assets	512,004	540,444
TOTAL ASSETS	$557,690	$586,261

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$939	$939
Accrued expenses	-	-
Loan to the company, net accumulated interest	10,000	10,000
Total Current Liabilities	10,939	10,939

TOTAL LIABILITIES	10,939	10,939

Stockholders’ Equity
Preferred stock, $.001 par value, 200,000,000 shares authorized; 50,000 issued and outstanding as of June 30, 2025 and December 31, 2024	50	50

Common stock, $.001 par value, 500,000,000 shares authorized, 447,440,718 issued and outstanding as of June 30, 2025 and December 31 2024	447,441	447,441
Additional paid-in capital	96,907,165	96,904,165
Accumulated deficit	(96,807,905)	(96,776,335)

Total Stockholders’ Deficit	$546,751	$575,321

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$557,690	$586,261

The balance sheet of the Company at June 30, 2025 has been prepared by management and has not been audited or reviewed by an independent certified public accounting firm. The accompanying notes are an integral part of these financial statements.

Elektros, Inc. Statement of Operations (Unaudited)
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Operating expenses

General and administrative expenses	$31,570	$28,311
Total operating expenses	31,570	28,311

Operating loss	$(31,570)	$(28,311)

Net loss	$(31,570)	$(28,311)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	447,440,718	447,440,718

The financial statements in regards to the six-month periods ended June 30, 2025 and June 30, 2024 have been prepared by management and have not been audited or reviewed by an independent certified public accounting firm. The accompanying notes are an integral part of these financial statements.

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Overview

Our current and primary focus is on advancing and developing our hard-rock lithium project located in Sierra Leone, Africa– as lithium is essential for batteries in electric vehicles. Our goal is to become a strategic supplier to lithium refineries for conversion into critical battery materials to supply the growing electric vehicle battery and battery storage markets. The Sierra Leone, Africa project is our only project.

We entered into a ground lease agreement and with Mr. Daniel Sellu in Gbu-Gbu village Gawola Town in the Tinkoko chiefdom Bo District in the southern part of Sierra Leone, Africa and a joint venture with Mr. Kemo Kamara on August 15, 2024. Mr. Kamara is responsible for managing local operations, licensing, labor, packaging, and shipment preparations.

Due to regulatory requirements, only Sierra Leonean citizens are permitted to apply for mining licenses and manage on-the-ground operations. Under the agreement, Mr. Kamara will hold a 25% stake, while we plan to maintain a 75% stake in the venture.

The joint venture’s mission is to extract, package, and export raw lithium from Sierra Leone to the United States. We presently have about 54 tons of raw hard rock lithium ready to be shipped from Africa but we do not have adequate capital to pay for the shipment to the United States.

Objectives

• Secure continuous lithium extraction and export from Sierra Leone, Africa.

• Ship two to three containers of raw lithium every one to two months to the U.S.

• Establish long-term supply agreements with U.S. lithium refineries.

• Position the Company as a supplier within the global battery materials supply chain.

• Attract strategic investors and expand operations to become a leading supplier in the lithium sector.

Revenue

During the calendar year ended, December 31, 2024 the Company had $0 revenue.

Operating Results

Our net loss for the calendar year ended December 31, 2024 was $(63,403). Our net loss for the year ended December 31, 2023 was $(171,022).

Compensation to shareholders was $0 in the calendar year of 2024 and 2023.

Liquidity and Capital Resources

As of June 30, 2024, the Company held $200.00 in cash. As of December 31, 2024, the Company held $141.00 in cash. As of December 31, 2023, the Company held $39.00 in cash.

Our capital needs in 2025 have been met by related party contributions to capital by management and through our previous Regulation A offering qualified by the Commission on September 27, 2021. Our Tier 2 Regulation A offering expired three years from date of qualification by the Commission on September 27, 2024 pursuant to Rule 251(d)(3)(i)(F) of Regulation A. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present business expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock including but not limited to this new Regulation A offering. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing. Our auditor has stated that that the Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

We are seeking a maximum of $40,000,000 in funding from this offering to advance and develop our mining operation of raw lithium in Africa.

The key milestones for this schedule are as follows:

September 2025-February 2026

●	$40,0000,000 Regulation A offering
●

Initial Shipment: Facilitate the initial shipment of two containers containing approximately 54 tons of raw hard-rock lithium from Sierra Leone to the United States. This will involve sourcing the material from artisanal miners within our network or through partnerships.

Ensuring lithium is properly packaged and compliant with US Department of Transportation (DOT) and international Hazardous Materials Regulations (HMR) for safe transportation. Managing customs and import processes in both Sierra Leone and the US.

March 2026-September 2026

●

Operational development and growth.

Expand Mining Operations: Utilize the proceeds to expand and enhance our network of artisanal mining operations, ensuring they adhere to the requirements for Artisanal Mining Licenses, including limitations on area (not exceeding 5 acres) and mining methods (avoiding heavy machinery).

Explore and Assess Deposits: Accelerate and expand our exploration program to identify and quantify prospective hard-rock lithium deposits. This will include drilling, assessment of deposits, and determining the extent and quality of potential reserves.

Acquisition of Assets: Evaluate and potentially acquire additional mineral rights, mining assets such as earth-moving equipment, processing, and recovery units to support expanded operations and optimize resource recovery.

Supply Chain Optimization: Continue to develop and optimize the logistics framework for lithium transportation and distribution, aiming for increased efficiency and reliability in delivering raw material to US refineries.

The anticipated budgets required to achieve the milestones are provided in the table below:

Uses	Amount
Ground Leases, Claim Payments, Royalty Payments	$10,000,000
Resource Development activities such as drilling, excavating and soil sampling.	$6,000,000
Ocean Freight Shipping Costs	$6,000,000
Trucking Costs for Delivery to Refinery	$2,000,000
Other Expenses / Working Capital	$10,000,000
Salaries, General Admin, & Professional Fees	$6,000,000
Total Uses	$40,000,000

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors. As a result, management will have broad discretion in the application of net proceeds and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

   We believe that, with the successful completion of this offering, we will be able to complete the initial shipment of raw lithium, expand our exploration program, and make significant progress in identifying and assessing lithium deposits within the next twelve months. However, unforeseen circumstances or currently unknown factors could arise that may delay the initial shipment or postpone the implementation of our business plan. If we are unable to raise the full amount of funds sought in this offering or secure additional financing as needed, we may be required to scale back our development plans, potentially impacting production, exploration efforts, and overall business growth. This could significantly hinder our ability to execute our business plan. In the event that management is unable to implement the proposed business plan or secure alternative financing strategies, we do not currently have any alternative proposals. Investors should therefore be aware that their investment may be at risk of substantial or complete loss, and there may be no ability to profit from this investment. We cannot provide assurance that our mining operation will ever generate revenue sufficient to cover ongoing expenses, or that we will ever achieve profitability. Furthermore, without a committed source of financing, there is no guarantee that we will be able to raise additional funds when necessary to continue operations. A failure to secure adequate funding as and when needed may necessitate a severe curtailment or even cessation of our operations.

Results of Operations

We recently have begun operations and do not plan to have any revenue for at least 12 months. We have begun operations and executed a joint venture agreement with a local miner and a land lease agreement on August 15, 2024 in Sierra Leone, Africa.

Contractual Obligations and Off-Balance Sheet Arrangements

We have the following contractual obligations:

1) Securities Transfer Corp.-Transfer Agent pursuant to Registrar Agreement.

2) A land lease agreement by and between the Company and Mr. Daniel Sellu for land located in the Tikonko cheifdom of Bo District in the village of of Gawola and the mining stones site Algo aka Gbu_gbu site located approximately six miles from the second capital city of Sierra Leone. The lease is for a term of 13 years.

3) A joint venture by and between the Company and Mr. Kemoh Kamara, a resident of Sierra Leone, Africa.

We do not have any off balance sheet arrangements.

Liquidity and Capital Resources

As of June 30, 2025, our current assets consisted of cash in the amount of $11.00 Our current liabilities at June 30, 2025 were $10,939.

Our ability to successfully execute our business plan is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements.

Our registered public accounting firm have issued, in their audit report, a going concern opinion reflecting a conclusion that our operations may not be able to continue because of a lack of financial resources. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has no revenue. For the year ended December 31, 2024, the Company had a net loss of ($31,570) and an accumulated deficit of ($96,807,905). These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Business, Securities and Industry

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Holding Company Reorganization.

The Company believes that the Reorganization, deemed effective on May 28, 2021, was not a transaction of the type described in subparagraph (a) of Rule 145 under the Securities Act of 1933 and the consummation of the Reorganization will not be deemed to involve an “offer”, “offer to sell”, “offer for sale” or “sale” within the meaning of Section 2(3) of the Securities Act of 1933. The Reorganization was consummated without the vote or consent of the Company’s stockholders. However, If the Company’s beliefs are later determined to be incorrect whereas the Company may have been required to register the transaction under Section 5 of the Securities Act, shareholders as a result may have a right of rescission under Section 12(a)(1) of the Securities Act. Those consequences may have a substantive impact on our liquidity now or at any future time. The SEC could initiate proceedings against the Company and any person that sold securities in violation of Section 5 of the 1933 Securities Act. Section 5 of the Securities Act of 1933 prohibits the sale or delivery of unregistered securities unless a registration statement is in effect as to a security. Section 5 makes it unlawful for any person, directly or indirectly to sell such security through the use of a prospectus or to use any means for the purpose of sale or for delivery of a sale

Our future performance is difficult to evaluate because we have a limited operating history.

Investors should evaluate an investment in us considering the uncertainties encountered by developing companies like us. We only began to implement our new current business strategy in 2024. Our current business strategy is focused on the exploration, and artisanal mining of raw lithium. We have no revenue and have not shipped any containers of lithium to the United States for sale to refineries. Our operating cash flow needs have been financed primarily through debt or equity and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate and predict our future performance. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability. Therefore, you could lose your entire investment in the Company.

Our auditor has issued a “going concern” opinion.

Our auditor has issued a “going concern” opinion on our financial statements, which means that the auditor is not sure if we will be able to succeed as a business without additional financing.

To date, we do not operate and have not generated revenues from our anticipated principal operations and have sustained losses since inception. Because losses will continue until such time that we can complete the sale of raw lithium that we have available for shipment in Africa. We have no committed source of financing, we rely on financing to support our limited operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

There are no assurances that management will be able to raise capital on terms acceptable to us. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned operations, which could harm our business, financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

If we cannot raise sufficient funds, we will not succeed or will require significant additional capital infusions.

We are offering Common Stock in the maximum amount of up to $40,000,000 in this offering, but may sell much less. Even if the maximum amount is raised, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive. If we do not sell all of the Common Stock we are offering, we will have to find other sources of funding in order to develop our business.

Even if we are successful in selling all of the Common Stock being offered, our proposed business may require significant additional capital infusions, before we can achieve profitability. Furthermore, in order to expand, we are likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital infusions may include covenants that give creditors rights over our financial resources or sales of equity securities that will dilute the holders of our Common Stock.

This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have no revenue and no cash which makes it difficult to accurately evaluate our business prospects.

We have limited assets and no operating revenue to date. We have begun operations but it will be some time before we are in a position to begin delivering our first shipment of lithium. We have no experience in the lithium mining business. Thus, our proposed business is subject to all the risks inherent in new business ventures. The likelihood of success must be considered in light of the expenses, complications, and delays frequently encountered with the start-up of new businesses and the competitive environment in which start-up companies operate. We do not plan to have any revenue for at least 12 months.

 Terms of subsequent financings may adversely impact your investment.

We may need to engage in common equity, debt, or preferred stock financing in the future. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of Common Stock which we sell could be sold into any market which develops, which could adversely affect the market price.

Risks of borrowing.

We may have to seek loans from financial institutions. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Management Discretion as to Use of Proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Limited Liquidity.

There is no formal marketplace for the resale of our securities. Shares common stock may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. We do not have plans to apply for or otherwise seek trading or quotation of our common stock on an over-the-counter market. It is also hard to predict if we will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment for some time.

We depend on our sole director who has no experience in the lithium mining industry.

Our future success depends on our sole director, Mr. Shlomo Bleier.. Mr. Bleier has no experience in the lithium mining industry. His inexperience or the loss of his services may have a serious adverse effect on us and you could lose your entire investment. There can be no assurance that we will be successful in attracting and retaining other personnel or consultants we require to mine and ship raw lithium.

Concentration of Ownership.

Shlomo Bleier, the Company’s sole officer and director, indirectly holds approximately 87.18% of the total voting power through Jewish Enrichment Enterprise, Inc., giving him control over matters requiring shareholder approval. This concentration of ownership significantly limits the ability of other shareholders to influence corporate activities and the company's strategic direction. Due to this control, the company may be unable to attract a third-party acquirer, potentially depressing the stock price and limiting opportunities for non-controlling shareholders.

We are an exploration stage company, and there is no guarantee that our sole joint venture in Africa will result in the commercial extraction of raw lithium.

We are engaged in the business of exploring and developing a ground lease to mine raw lithium that we have in Sierra Leone, Africa. It is our only ground lease that we have to mine raw lithium. We have only one joint venture agreement to mine raw lithium on our sole ground lease. Our leased property interests are at the exploration stage. Accordingly, it is unlikely that we will realize profits in the short term, and we also cannot assure you that we will realize profits in the medium to long term. Any profitability in the future from our business will be dependent upon development of our raw lithium mining activity in Africa.

Further, we cannot assure you that, even if a few containers of raw lithium is located, mined and shipped to refineries in the United States that any of our property interests can be commercially mined. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period which a combination of careful evaluation, experience and knowledge of management may not eliminate. While discovery of additional raw lithium deposits may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration programs will result in profitable commercial mining operations. The profitability of our operations will be, in part, related to the cost and success of its exploration and development programs which may be affected by several factors. Additional expenditures are required to establish reserves which are sufficient to commercially mine and to construct, complete and install mining facilities in those properties that are mined and developed.

In addition, exploration-stage projects like ours have no operating history upon which to base estimates of future operating costs and capital requirements. Exploration project items, such as any future estimates of reserves, metal recoveries or cash operating costs will to a large extent be based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, as well as future feasibility studies. Actual operating costs and economic returns of all exploration projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations, and cash flows may be negatively affected.

Because the probability of an individual prospect ever having reserves is not known, our sole leased property in Africa may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

We are an exploration stage company, and we have no “reserves” as such term is defined by Regulation S-K 1300. We cannot assure you about the existence of economically extractable raw lithium at this time, nor about the quantity or grade of any raw lithium we may have found. Because the probability of an individual prospect ever having reserves is uncertain, our sole leased property interest may not contain any reserves and any funds spent on evaluation and exploration may be lost. Even if we confirm reserves on our sole leased property, any quantity or grade of reserves we indicate must be considered as estimates only until such reserves are mined. We do not know with certainty that economically recoverable minerals exist on our properties. In addition, the quantity of any reserves may vary depending on commodity prices. Any material change in the quantity or grade of reserves may affect the economic viability of our properties. Further, our lack of established reserves means that we are uncertain about our ability to generate revenue from our operations.

We face risks related to mining, exploration and mine construction, if warranted, on our sole leased property in Africa.

Our level of profitability, if any, in future years will depend to a great degree on market prices of lithium set by global markets and whether our exploration-stage leased property can be brought into production. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our sole leased property will establish reserves. Whether it will be economically feasible to extract raw lithium depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; lithium prices; mining, processing and transportation costs; the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us receiving an inadequate return on invested capital.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our artisanal mining activities.

Our long-term success, our ability to continue with exploration, development and commissioning and mining activities on our existing sole project or to acquire additional projects, will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our operations by artisanal mining raw lithium that will be able to meet refinery standards for battery grade lithium. Battery-grade lithium refers to lithium compounds that meet specific high-purity standards required for use in the manufacturing of lithium-ion batteries. These high-purity standards are critical for the performance, safety, and longevity of batteries used in various applications, including electric vehicles (EVs), consumer electronics (smartphones, laptops, etc.), and energy storage systems.

Regulatory and Industry Risks

Risks related to artisanal mining operations.

Informality and Lack of Formalization

Artisanal mining operations are often informal, potentially leading to challenges in ensuring regulatory compliance, responsible practices, and verifiable production. The prevalence of unregulated work sites can make it difficult to adhere to internationally recognized standards for labor and environmental protection.

Environmental Degradation

Artisanal mining activities, particularly the digging, clearing, and potential use of chemicals, can lead to environmental degradation, including deforestation, soil erosion, land degradation, water contamination, and habitat loss.

Health and Safety Hazards

Artisanal miners face significant health and safety risks, including accidents, exposure to harmful substances like mercury (if used in the process), dust inhalation (leading to silicosis and other respiratory illnesses), and exposure to diseases due to poor sanitation and lack of access to healthcare.

Human Rights and Labor Practices

Issues such as child labor, exploitation, and unsafe working conditions are documented challenges in artisanal mining sectors, raising concerns about ethical sourcing and human rights compliance. Mining operations can disrupt local communities and livelihoods, potentially leading to conflicts over land use, resettlement issues, and unequal distribution of benefits from mining activities. Miners often engage in artisanal mining out of necessity due to poverty and lack of alternative livelihood opportunities. This can lead to debt traps and other forms of exploitation within the mining communities. Artisanal miners often rely on basic tools and techniques, potentially limiting the efficiency and scale of extraction, and increasing environmental impacts.

Risks related to legal and regulatory environment in Sierra Leone

The legal and regulatory framework for artisanal mining can be complex and subject to change. Weak enforcement can lead to non-compliance, illicit mining, and challenges in establishing and maintaining responsible sourcing practices. Obtaining and maintaining the necessary licenses and permits for artisanal mining operations can be complex, time-consuming, and subject to administrative hurdles. Challenges with land tenure and securing surface rights can lead to disputes with local communities and other stakeholders, impacting operational stability. The requirement to obtain Free, Prior and Informed Consent (FPIC) from local communities and landowners can be a complex process, and failure to secure and maintain it could lead to project delays or cessation. Corruption and governance weaknesses can hinder the effective implementation of mining regulations, impacting transparency, fair practices, and revenue collection.

Key Risks of Non-Renewal of Artisanal License.

Cessation of Operations: The most immediate risk is the inability to conduct legal mining operations. Artisanal licenses are valid for a short term (up to one year) and require renewal. Without a valid license, any continued activity would be illegal, leading to potential intervention by authorities, confiscation of equipment, and immediate operational shutdown.

Financial Loss and Impaired Viability: The Company's business model relies entirely on these licenses. The loss of licenses would mean the loss of access to mineral resources, directly impacting the ability to generate revenue, produce minerals, and sustain business. Given that the auditor has already raised substantial doubt about the Company's ability to continue as a going concern, the loss of core operational license(s) could be catastrophic.

Regulatory Penalties and Legal Action: Non-compliance with the conditions for renewal can lead to the revocation of licenses, potentially without compensation. The Company could face fines, legal action from the government, and the forfeiture of any investments made in the licensed areas.

Inability to Meet Requirements: Renewal is conditional on the holder complying with relevant mining and environmental regulations and demonstrating sufficient capital and mining experience. The Company's reliance on our CEO with no lithium mining experience and its noted financial instability (going concern doubt) directly threaten its ability to meet these specific renewal criteria.

Reputational Damage: The Company's reputation with local communities, the government, and potential investors would be severely damaged, making it difficult to obtain future licenses or conduct business in the region.

Loss of Investment: Investments tied specifically to the areas covered by the artisanal licenses, such as exploration data, infrastructure, and equipment, could become worthless if the Company is forced to abandon the site(s).

In summary, the inability to renew the artisanal mining license presents an existential risk to the Company's operations, financial health, and future viability in San Leonne Africa.

Risks related to shipping and logistics to the USA

Lithium batteries are classified as hazardous materials in transportation due to chemical and electrical hazards. Safe packaging, handling, and adherence to international and US regulations are crucial. Improper handling can lead to overheating, thermal runaway, and fire, posing significant risks. Transporting raw lithium, especially from remote artisanal mining areas in Sierra Leone, presents logistical complexities and potential delays. Fluctuations in shipping costs and the availability of suitable transportation can impact the economic viability of the operation. Compliance with US customs regulations, import tariffs, and any specific requirements for importing lithium compounds is essential.

Risks related to market and competition

The global price of lithium can be volatile and subject to market fluctuations, potentially impacting the profitability of artisanal mining operations and the value of exported products. Competition from large-scale mining operations and other artisanal miners in the region can affect market access and pricing. Supplying raw lithium that meets the specific quality and purity requirements of US refineries is critical, and failure to do so could lead to rejection of shipments.

Political and economic risks in Sierra Leone, Africa

Political instability, policy changes, and potential unrest in Sierra Leone can impact the stability and viability of mining operations. Exchange rate fluctuations, inflation, and changes in the economic landscape can affect the cost of operations and the profitability of lithium exports. Security challenges, including potential for theft or violence in mining areas, could pose risks to personnel and assets.

The artisanal mining industry subjects us to several risks.

In our operations, we are subject to the risks normally encountered in the mining industry, such as:

●	the discovery of unusual or unexpected geological formations;

●	accidental fires, floods, earthquakes or other natural disasters;

●	unplanned power outages and water shortages;

●	controlling water and other similar mining hazards;

●	operating labor disruptions and labor disputes;

●	the ability to obtain suitable or adequate machinery, equipment, or labor;

●	our liability for pollution or other hazards; and

●	other known and unknown risks involved in the conduct of exploration and operation of mines.

Our lithium artisanal mining will be subject to significant governmental regulations.

Artisanal Mining activities in Sierra Leone are subject to the Sierra Leone's mining regulations, particularly the Mines and Mineral Development Act of 2022 and the National Minerals Agency (NMA) Act of 2012, govern all forms of mining, including artisanal activities, and applies to lithium extraction.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

COMPETITION

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

Competition for selling raw battery-grade lithium to refineries in the United States

The competition to sell raw battery-grade lithium to refineries in the United States is currently limited but evolving, primarily influenced by a historical reliance on imports, growing domestic demand, and geopolitical factors.

1. Dominance of imports and reliance on China

The U.S. traditionally relies heavily on imports for battery-grade lithium, with a significant portion of the global refining capacity concentrated in China.China's dominance in lithium refining and battery production gives it a strong competitive edge.

2. Growing domestic efforts and competition

The US government and private companies are actively working to build a domestic lithium supply chain to reduce dependence on foreign sources, particularly China. This push has led to increased exploration for lithium deposits and announcements of new refining capacity in the US. Key players in the US: Companies like Albemarle, Lithium Americas, and Standard Lithium are actively developing projects and potentially competing to supply US refineries.

3. Global competition and geopolitical factors

Beyond China, other countries like Chile and Argentina are significant players in lithium production and are also potential suppliers to the US market. Geopolitical tensions and concerns over supply chain security are driving efforts to diversify lithium sources and reduce reliance on a single country.

4. Challenges for sellers

Establishing relationships: Securing contracts with US refineries, especially for newer entrants or smaller operations, can be challenging due to established relationships with existing suppliers.

Quality and specifications: Meeting the specific quality and purity requirements for battery-grade lithium used in US refineries is crucial.

Pricing: Global lithium prices can be volatile, impacting profitability and making it challenging to negotiate favorable contracts.

Logistics and infrastructure: Transporting raw lithium to US refineries, particularly from overseas, can be complex and expensive.

5. Potential opportunities for artisanal miners (ASM)

As the US seeks to diversify its lithium supply chain, there could be opportunities for artisanal miners, particularly if they can demonstrate responsible sourcing practices and meet quality standards.

The emphasis on ethical and sustainable sourcing of critical minerals could create a niche for artisanal miners who can meet these requirements.

In conclusion, the competition to sell raw battery-grade lithium to US refineries is currently influenced by the US's efforts to build a domestic supply chain and reduce its reliance on foreign sources, particularly China. This situation creates both challenges and potential opportunities for various suppliers, including artisanal miners, who are prepared to meet the demands of the evolving US market.

Competition for artisanal lithium mining sector in Sierra Leone, Africa.

While specific data on the competition within the artisanal lithium mining sector in Sierra Leone is limited due to the sector's informal nature, several factors indicate potential sources of competition:

1. Local artisanal miners

Sierra Leone has established artisanal mining communities, primarily focused on diamonds and gold, and have diversified into lithium as demand and prices rise.

The rise of lithium prices and potential discoveries could continue to attract new entrants like us seeking economic opportunities, particularly in areas with known mineral potential.

The nature of lithium deposits, such as pegmatites, found in Africa may be suitable for exploitation by artisanal and small-scale mining (ASM), especially if located in developing countries with limited capital access.

2. Large-scale mining companies

Foreign mining companies are actively exploring and developing lithium projects in Sierra Leone and other African countries. While China is a major player in African lithium projects, other countries and companies from the EU, US, and Canada are also investing in exploration and securing lithium resources. Large-scale mining (LSM) operations have the financial and technical resources to develop deposits at a greater scale, and may be able to secure mining leases in promising areas.

3. Political and Elite Interests

Sanctioned local elites are reported to be involved in mining activities in countries like Zimbabwe, potentially at the expense of artisanal miners, according to Global Witness. Individuals with political connections might acquire leases for lucrative mining areas, limiting opportunities for artisanal miners.

4. Cross-border trade and smuggling

Informal artisanal miners in neighboring countries, like Guinea, might compete by smuggling lithium into Sierra Leone, potentially impacting local prices and formal markets.

Lower royalty rates or lax regulations in neighboring countries could attract lithium from Sierra Leone, according to ResearchGate.

5. Market dynamics

Fluctuations in global lithium prices can significantly impact the profitability of artisanal mining, potentially increasing competition during periods of high prices.

The lack of transparency in the value chain, from mining sites to buyers and exporters, makes it difficult to assess the extent of competition and ensures that miners are receiving fair compensation for their labor.

In summary, competition in artisanal lithium mining in Sierra Leone is driven by a combination of local artisanal miners, large-scale mining operations backed by international interests, and the influence of politically connected individuals. According to Context News, ASM in Africa employs approximately 10 million people in rural areas, yet much of it operates informally, posing challenges for regulating competition and protecting the rights of miners. While the rise in lithium demand presents opportunities for artisanal miners, it is crucial to address the challenges of formalization, market access, and fair practices to ensure that the benefits of the lithium boom are shared more equitably. According to ScienceDirect.com, a lack of regulation could lead to adverse long-term socio-ecological impacts rather than benefits for the continent.

LITHIUM PRICING

Wholesale price of raw lithium" in the United States over the most recent (August 2024 to August 2025) is not readily available in public sources. This is due to several factors:

· Market Complexity: The lithium market is complex, involving different forms of raw lithium (e.g., spodumene concentrate, lithium carbonate, lithium hydroxide) with varying specifications, purity levels, and contract terms.

· Contract-Based Market: A significant portion of the lithium traded, especially in the US, occurs through long-term contracts rather than a transparent spot market. These contracts often involve price floors or other mechanisms to manage volatility.

· Data Providers: While specialized market intelligence firms like Fastmarkets and Argus Media provide detailed pricing data, access to this information typically requires subscriptions that we do not have.

General trends and representative price points.

Based on available information for the period, the US lithium market has experienced significant fluctuations and a general downward trend in prices, influenced by a combination of factors:

Based on available information for the period, the US lithium market has experienced significant fluctuations and a general downward trend in prices, influenced by a combination of factors:

  Oversupply and Softening Demand: Global lithium supply has outpaced demand, leading to downward pressure on prices, particularly during the first half of 2025.
  Impact of EV Sales: Weaker-than-expected electric vehicle (EV) sales globally also contributed to the price decrease.
  Price Floors in Contracts: While spot prices have seen significant drops, long-term contracts often include price floors, which provide some stability for certain suppliers.
  Price Recovery: Some recovery has been observed in recent months, potentially driven by renewed procurement activity and geopolitical concerns.

Date/Period	Lithium Form	Price (USD/metric ton)	Source/Context
August 5, 2025	Battery-grade Lithium Carbonate	$9,000–$10,000	Argus Media assessment (reflecting stable pricing)
August 5, 2025	Technical-grade Lithium Carbonate	$8,500–$9,500	Argus Media assessment (slightly lower than battery-grade)
August 5, 2025	Lithium Hydroxide	$9,500–$10,500	Argus Media assessment
Q2 2025	Battery-grade Lithium Carbonate	$9,357 (average)	ChemAnalyst
June 24, 2025	Battery-grade Lithium Carbonate	$8,329.08	Nasdaq (lowest point in Q2 2025)
May 22, 2025	Battery-grade Lithium Carbonate	$9,000–$12,000	SMM projections
Q2 2025	Lithium Metal	Declined 6.8%	ChemAnalyst (reflecting volatility)
January 2025	Battery-grade Lithium Metal	$80,700.01	Shanghai Metals Market
January 2025	Industrial-grade Lithium Carbonate	$8,705.19	Shanghai Metals Market

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Our business was until recently to design, develop and manufacture and sell fully electric sport utility vehicles. The electric vehicle industry is incredibly capital intensive and highly competitive. We could not raise enough capital to compete with other better capitalized EV startups. We have refocused our business plan on June 30, 2025 to an artisanal mining operation based in Sierra Leone, Africa. This operation focuses on hard-rock lithium exploration, development, and the eventual exportation of the mined material to lithium refineries in the United States. We solely have one joint venture agreement with a local miner operating under our ground lease with a native Sierra Leonian. We are entitled to 75% from all proceeds derived from the findings and sale of lithium.

Artisanal mining, often referred to as ASM, is a form of mining that relies primarily on manual labor and basic tools for mineral extraction. It is distinct from large-scale mining operations that employ extensive mechanization and industrial equipment.

Key characteristics and context of artisanal mining:

1. Minimal mechanization and tools

Artisanal miners typically utilize tools like picks, shovels, pans, and buckets, which are either manual or low-tech.

While some artisanal operations might incorporate light machinery like generators or water pumps, these are significantly less complex and costly than the machinery used in large-scale mining.

2. Informal and unregulated context

ASM often operates within the informal economic sector, meaning that miners may lack formal employment contracts, legal titles to land, and the benefits and protections associated with formal employment.

Regulatory frameworks are often insufficient or ineffective in monitoring and supporting the sector, leading to challenges like tax evasion, illegal trade, and the potential for conflict or corruption.

3. Livelihood and economic significance

ASM serves as a critical livelihood source for millions, particularly in developing countries, where other economic opportunities may be limited or absent.

The sector plays a significant role in supplying various minerals and metals, contributing to global supply chains for a range of products, from electronics to jewelry.

Artisanal Mining Licenses and Permits in Sierra Leone, Africa

To engage in artisanal mining in Sierra Leone, individuals and co-operatives primarily focused on low-tech, labor-intensive extraction and processing, must adhere to specific requirements set forth by the National Minerals Agency (NMA) and other relevant government bodies.

1. Eligibility

Citizenship: Only Sierra Leonean citizens are eligible to hold an artisanal mining license as individuals.

Co-operatives: Co-operatives registered in Sierra Leone under the Co-operatives Act Cap 253 can also apply, provided they are registered and approved by the NMA.

Experience & Capital: Applicants (both individuals and co-operatives) must demonstrate sufficient capital and mining experience to operate within the prescribed artisanal mining framework.

2. Application process and requirements

Application Form: Submit the prescribed application form to the Mining Cadastre Office within the NMA.

Land Allocation: The Chiefdom Mining Allocation Committee must allocate available mining land (not exceeding 5 acres) to the applicant before the NMA processes and issues the license.

Artisanal mining can be permitted on areas held by other mineral rights holders, but only with their explicit permission, which must be communicated to the NMA for concurrence.

Environmental Impact Assessment (EIA): While not explicitly stated as a direct requirement for artisanal miners in all contexts, the Environmental Protection Act of 2022 underscores the importance of environmental considerations, and all mining operations are expected to be conducted in an environmentally friendly manner and closely monitored by the NMA.

Rehabilitation Fee: A prescribed rehabilitation fee, to be used for the reclamation of mined out areas, must be paid by the artisanal mining license holder.

Free, Prior and Informed Consent (FPIC): The Mines and Mineral Development Act of 2022 emphasizes the need to obtain FPIC from local communities and landowners before commencing projects, potentially including artisanal mining operations.

Fees: Applicants must pay all required fees before the license is issued. The application fee for an artisanal mining license is 50,000 SLE or about $2,200 US dollars.

Operational constraints and regulations

Artisanal mining areas are limited to alluvial deposits with a maximum pit depth of 10 meters, and the use of heavy machinery like excavators and dredges is prohibited. An Artisanal Mining License is valid for up to one year and can be renewed if the holder complies with the relevant regulations. Proceeds from mining must be sold to licensed Dealers or Exporters, with all sales recorded on a card available for inspection.

Employees

We have no employees. Shlomo Bleier is our President, Secretary and Treasurer.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The following table sets forth the uses of proceeds for the next twelve months based on the midpoint offering price of $.0255 per share assuming the sale of 100%, 75%, 50%, and 25% of the maximum amount of common shares (800,000,000) are sold by the Company.

If 800,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expand and Develop Lithium Project in Sierra Leone, Africa	$2,000,000
Labor Cost for Artisanal Mining Operation	$2,000,000
Annual Property Payments, Claim Payments and Royalty Payments	$2,000,000
Ocean Freight/Transportation Shipping/Hauling Expenses	$2,000,000
Salaries, General Administrative & Professional Fees	$5,000,000
Other Expenses/Working Capital	$7,400,000
TOTAL	$20,400,000

If 600,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expand and Develop Lithium Project in Sierra Leone, Africa	$1,500,000
Labor Cost for Artisanal Mining Operation	$1,500,000
Annual Property Payments, Claim Payments and Royalty Payments	$1,500,000
Ocean Freight/Transportation Shipping/Hauling Expenses	$1,500,000
Salaries, General Administrative & Professional Fees	$3,750,000
Other Expenses/Working Capital	$5,550,000
TOTAL	$15,300,000

If 400,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expand and Develop Lithium Project in Sierra Leone, Africa	$1,000,000
Labor Cost for Artisanal Mining Operation	$1,000,000
Annual Property Payments, Claim Payments and Royalty Payments	$1,000,000
Ocean Freight/Transportation Shipping/Hauling Expenses	$1,000,000
Salaries, General Administrative & Professional Fees	$2,500,000
Other Expenses/Working Capital	$3,700,000
TOTAL	$10,200,000

If 200,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Expand and Develop Lithium Project in Sierra Leone, Africa	$587,500
Labor Cost for Artisanal Mining Operation	$587,500
Annual Property Payments, Claim Payments and Royalty Payments	$587,500
Ocean Freight/Transportation Shipping/Hauling Expenses	$587,500
Salaries, General Administrative & Professional Fees	$1,150,,500
Other Expenses/Working Capital	$1,600,000
TOTAL	$5,100,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

The Company is listed at this time in the OTC MarketPlace under the ticker symbol ELEK, and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may or may not develop further will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering. However, below we have provided an estimate based on a maximum offering price of $.05 per share assuming the maximum number of shares (800,000,000) are sold in the amount of $40,000,000.

The following table illustrates the dilution to the purchasers of the common stock sold in this offering based on the maximum offering price of $.05 per share if 100%, 50% and 25% of the maximum number of shares offered are sold, not to exceed $40,000,000 in gross proceeds. Our net proceeds from this offering does not include our approximate offering expense of $25,000 since the dilution tables would remain the same.

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(100% of shares are sold in the offering)
Offering Price Per Share	$.05	$.05	$.05
Book Value Per Share Before the Offering	$.001	$.001	$.001
Book Value Per Share After the Offering	$.016	$.024	$.033
Net Increase to Original Shareholder	$.015	$.023	$.031
Decrease in Investment to New Shareholders	$.034	$.026	$.017
Dilution to New Shareholders (%)	67.4%	51.5%	35.0%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$$546,751
Net proceeds from this offering	40,000,000
$40,546,751
Denominator:
Shares of common stock outstanding prior to this offering	447,440,718
Shares of common stock to be sold in this offering offered by the Company (100%)	800,000,000
1,247,440,718

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$546,751
Net proceeds from this offering	20,000,000
$20,546,751
Denominator:
Shares of common stock outstanding prior to this offering	447,440,718
Shares of common stock to be sold in this offering offered by the Company (50%)	400,000,000
847,440,718

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$546,751
Net proceeds from this offering	10,000,000
$10,546,751
Denominator:
Shares of common stock outstanding prior to this offering	447,440,718
Shares of common stock to be sold in this offering (25%)	200,000,000
647,440,718

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Shlomo Bleier, our sole officer and director and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Bleier or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a maximum price of $ .05 per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 447,440,718 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering 800,000,000 of its common stock for sale not to exceed $40,000,000 at the maximum price of $ .05 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Shlomo Bleier will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Shlomo Bleier is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Shlomo Bleier will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Bleier is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Bleier will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Bleier will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 200,000,000 shares being offered on behalf of the Company. The final price per share will be fixed between $.001 and $.20 after qualification for the duration of this offering unless otherwise amended by a supplement or post offering amendment as may be required under Regulation A.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Elektros, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: (2,200,000,000). These shares shall be divided into two classes with two billion (2,000,000,000) shares designated as common stock at $.001 par value (the "Common Stock") and two hundred million (200,000,000) shares designated as preferred stock at $.001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. We have cumulative voting for the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. We have no shares of common stock issued and outstanding.

Voting Rights of Common Stock. Each holder of Common Stock shall be entitled to one (1) vote per share of Common Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by law, the holders of shares of Common Stock shall at all times vote together with the holders of Series A Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders or shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote.

Preferred Stock

 The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were 50,000 shares issued and outstanding of Series A as of September 30, 2025, and September 30, 2024.

 Voting Rights of Series A Preferred Stock. Each holder of Series A Preferred stock shall be entitled to ten thousand (10,000) votes per share of Series A Preferred Stock and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as expressly provided by law, the holders of shares of Series A Preferred Stock shall at all times vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of the Corporation. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders or shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote.

Options and Warrants

None.

Convertible Notes

None.

Loans.

 On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 180 days from December 28, 2020, with no interest. As of June 30, 2025 this loan is still payable to Mr. Schlesinger.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Securities Transfer Corporation is our transfer agent. Their address is 2901 N. Dallas Parkway, Suite 380, Plano, Texas.

Penny Stock Regulation

We are listed in the OTC MarketPlace under the ticker symbol ELEK and are subject to penny stock regulation. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited by Boladale Lawal & CO (PCAOB ID 6993), certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our director. Our office space is located at 1626 South 17th Avenue, Holywood, Florida 33020. During the year ended December 31, 2022, the Company prepaid a 15 year lease for office space totaling $310,125 and prepaid a 15 year lease for commercial space totaling $375,000.

LEGAL PROCEEDINGS

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents, trademarks or any intellectual property.

EMPLOYEES

As of the date of this Offering Circular, we have no employees.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Shlomo Bleier	77	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer and Director

Shlomo Bleier- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary and sole Director.

Mr. Shlomo Bleier has been involved in the diamond industry for over 35 years and has been involved in mining operations in Brazil and Sierra Leone for the past ten years. In 1980 he joined the Diamond Dealers Club of New York city. In 1993, Mr. Bleier moved to New York City from Israel where he devoted all his time to the diamond industry and worked throughout the years as a diamond cutter and polisher specializing in large stones and colored diamonds, managing the process from rough to finished product. From 1993 to 1999, he worked for Simcha Diamond Ltd. in Brazil where he successfully mined gold and diamonds. From 2000-2004, he was a partner in S & T Mining Group, Ltd in Sierra Leon, Africa. He served as chief administrator of operations. From 2005-2020, Mr. Bleier has been acive in managing various projects in Sierra Leone Africa mining for diamonds and gold. For the past 5 years since August 2020, Mr. Bleier has held the position of Chief Executive Officer and sole director of Elektros, Inc.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

E XECUTIVE COMPENSATION

There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to limited operations, the entire Board of Directors functions as the audit committee; Mr. Bleier is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer/director for the year ended December 31, 2024.

Name:	Year	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Shlomo Bleier CEO, Director	2024	$0	--	--	--		$0

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of common equity beneficially owned as of December 10, 2025 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

As of September 2, 2025, the Company had 447,440,718 shares of common stock and 50,000 shares of Series A preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock Beneficially Owned	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Shlomo Bleier[1]	326,000,000[1]	72.86%	50,000[2]	100%[2]	87.18%[2]
1626 South 17th Avenue Hollywood, FL 33020
5% Shareholders
Jewish Enrichment Enterprises, Inc. 1626 South 17th Avenue Hollywood, FL 33020	326,000,000[1,3]	72.86%	50,000[3]	100%[3]	87.18%[3]

1 Shlomo Bleier is deemed to be the indirect and beneficial owner of 326,000,000 common shares owned by Jewish Enrichment Enterprise, Inc.

2 Shlomo Bleier is deemed to be the indirect and beneficial owner of 50,000 shares of Series A non-convertible preferred stock.

 The Series A Preferred Stock has super voting rights whereas each one share held is entitled to 10,000 votes or the equivalent votes equal to 500,000,000 common shares. Series A shareholders are entitled to vote on all matters submitted to common stock shareholders or any other class of shareholders. This results in Mr. Bleier having indirect and voting control of 87.18% of the issued and outstanding shares of common stock.

3 Jewish Enrichment Enterprises, Inc. is deemed to be the direct and beneficial owner of 326,000,000 common shares 50,0000 shares of Series A non-convertible stock. This results in Jewish Enrichment Enterprises, Inc. having direct voting control of 87.18% of the issued and outstanding shares of common stock.

We have no outstanding warrants or options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 365 days from December 28, 2020 with no interest. No money has been paid back at this time to Mr. Schlesinger. Mr. Schlesinger is a long time friend of our director. Mr. Schlesinger does not have any other relationship with the Company.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

elektros, Inc.

INDEX TO FINANCIAL STATEMENTS

Page(s)

Report of Independent Registered Public Accounting Firm Boladale Lawal & Co. (PCAOB ID: 6993	F2

Balance Sheets For the Years Ended December 31, 2024 and December 31, 2023	F3

Statements of Operations For the Years Ended December 31, 2024 and December 31, 2023	F4

Statements of Changes in Shareholders’ Equity (Deficit)	F5

Statements of Cash Flows For the Years Ended December 31, 2024 and December 31, 2023	F6

Notes to Financial Statements	F7-F11

Balance Sheets For the Six Months Ended June 30, 2025 (Unaudited) and for the Year Ended December 31, 2024	F-12

Statements of Operations For the Six Months ended June 30, 2025 and the Six Months Ended June 30, 2024 (Unaudited)	F-13

Statements of Changes in Shareholders’ Equity (Deficit) from December 31, 2023 through June 30, 2025 (Unaudited)	F-14

Statements of Cash Flows For the Six Months Ended June 30, 2025 and the Six Months Ended June 30, 2024 (Unaudited)	F-15

Notes to Financial Statements (Unaudited)	F16-F18

- F1 -

Report of the Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Elektros, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elektros, Inc. as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2024 and 2023, and the related notes (collectively referred to as the "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company incurred a net loss of $(64,342) and an accumulated deficit of $(96,776,335). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above

As described in Note 3 to the financial statements, the Company has significant operating losses, accumulated deficit. The Company is dependent on obtaining additional working capital funding from the management and related party to execute its plans and continue operations These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination.

The procedures performed to address the matter included.

•	We inquired of executive officers, and key members of management, of the Company regarding factors that would have an impact on the Company’s ability to continue as a going concern,
•	We evaluated management’s plan for addressing the adverse effects of the conditions identified, including assessing the reasonableness of forecasted information and underlying assumptions by comparing to actual results of prior periods and actual results achieved to date, and utilizing our knowledge of the entity, its business and management in considering liquidity needs and the Company’s ability to generate sufficient cash flow,
•	We assessed the possibility of raising additional debt or credit,
•	We evaluated the completeness and accuracy of disclosures in the financial statements.

/s/ Boladale Lawal

Boladale Lawal & CO (PCAOB ID 6993)

Chartered Accountants

We have served as the Company's auditor since 2025

Lagos, Nigeria

May 16, 2025

- F2 -

ELEKTROS, INC.

BALANCE SHEETS

(Audited)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets
Cash	$141	$39
Prepaid leases	45,675	45,675
Total Current Assets	45,816	45,714
Prepaid leases	510,758	556,433
Company vehicles	29,686	41,016
Total Long-term assets	540,444	597,449
TOTAL ASSETS	$586,261	$643,163

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$939	$-
Loan to the company, net accumulated interest	10,000	10,000
Total Current Liabilities	10,000	10,000

TOTAL LIABILITIES	10,939	10,000

Stockholders’ Equity
Preferred stock, $.001 par value, 200,000,000 shares authorized; 50,000 issued and outstanding as of December 31, 2024 and December 31, 2023	50	50

Common stock, $.001 par value, 500,000,000 shares authorized, 447,440,718 and 447,440,718 issued and outstanding as of December 31, 2024 and December 31 2023	447,441	447,441
Additional paid-in capital	96,904,165	96,897,665
Accumulated deficit	(96,776,335)	(96,711,993)

Total Stockholders’ Equity	$575,321	$633,163

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$586,261	$643,163

The accompanying notes are an integral part of these financial statements.

- F3 -

Elektros, Inc. Statement of Operations (Audited)
	Year Ended December 31, 2024	Year Ended December 31, 2023
Operating expenses
General and administrative expenses	$64,342	$167,390
Total operating expenses	64,342	167,390
Operating loss	$(64,342)	$(167,390)

Other Income/(Expense)
Interest	$—	$(733)
Loss on the disposal of asset	—	(2,899)
Total Other Income(Expense)	—	(3,632)
Net loss	$(64,342)	$(171,022)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	447,440,718	447,440,718

The accompanying notes are an integral part of these financial statements.

- F4 -

Elektros, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period December 31, 2022 to December 31, 2024

	Common Shares	Par Value Common Shares	Series A Preferred Shares	Par Value Preferred Shares	Additional Paid-in Capital	Shares Payable	Accumulated Deficit	Total

Balances, December 31, 2022	432,340,815	$432,341	-	$-	$96,686,261	$68,471	$(96,540,971)	$646,103
Series A preferred shares issued as compensation	-	-	50,000	50	4,800	-	-	4,850
Common shares sold	15,099,903	15,100	-	-	206,604	-	-	221,704
Common shares payable	-	-			-	(68,471)	-	(68,471)
Net loss	-	-	-	-	-	-	(171,022)	(171,022)
Balances, December 31, 2023	447,440,718	$447,441	50,000	$50	$96,897,665	$-	$(96,711,993)	$633,163
Expenses paid on behalf of the company and contributed to capital	-	-	-	-	6,500	-	-	6,500
Net loss	-	-					(64,342)	(64,342)
Balances, December 31, 2024	$447,440,718	$447,441	50,000	$50	$96,904,165	$-	$(96,776,395)	$575,321

The accompanying notes are an integral part of these financial statements.

- F5 -

ELEKTROS, INC.

STATEMENTS OF CASH FLOWS

(Audited)

	Year Ended December 31, 2024	Year Ended December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(64,342)	$(171,022)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	11,330	3,284
Preferred shares issued as compensation	-	4,850
Changes in current assets and liabilities:
Company vehicles	-	94,359
Accounts payable	939	(41,860)
Accrued expenses	-	(5,000)
Prepaid expenses	45,675	45,675
Net cash used in operating activities	(6,398)	(69,714)
CASH FLOWS FROM FINANCING ACTIVITIES
Common shares sold	-	221,704
Cash received for shares payable	-	(68,471)
Expenses paid on behalf of Company and contributed to capital	6,500	-
Loans to company	-	(130,960)
Net cash provided by financing activities	6,500	22,273

Net change in cash	$102	$(47,441)
Beginning cash balance	39	47,480
Ending cash balance	$141	$39

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-	$733
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

Elektros, Inc.

Notes to the Audited Financial Statements

Note 1 – Organization and Description of Business

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

The Company’s focus is to develop the Company’s patent pending EV Multi-Port Charging Assembly that will allow users to utilize multiple charging features on electric vehicles. Further, the Company plans to expand its new brand known as Elektros Energy with discussions regarding a potential stake or development agreement for mining lithium in Sierra Leon, Africa pending the completion of a feasibility study.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2024, and December 31, 2023, were $141 and $39, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2024.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

- F7 -

The Company does not have any potentially dilutive instruments as of December 31, 2024 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2024. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Convertible Instruments

The Company has opted for early adoption of the revised FASB guidance, ASU 2020-06, for accounting for conversion options embedded in convertible instruments. A debt with an embedded conversion feature shall be accounted for in its entirety as a liability and no portion of the proceeds from the issuance of convertible debt instrument instruments shall be accounted for as attributable to the conversion feature unless the conversion feature is required to be accounted for separately as an embedded derivative under Subtopic 815-15 or the conversion feature results in a premium that is subject to the guidance in paragraph 470-20-25-13.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is

- F8 -

required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of December 31, 2024.

The Company’s stock-based compensation for the periods ended December 31, 2024 and December 31, 2023 was $0 and $4,850, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no finance leases, only two prepaid leases, and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

In November 2023, the FASB issued ASU 2023-07, enhancing segment reporting disclosures for public entities. The ASU requires disclosure of significant segment expenses regularly reviewed by the CODM, a qualitative description of how the CODM uses segment profit or loss measures, and the presentation of annual segment profit/loss and asset disclosures in interim periods. Public entities with a single reportable segment are also subject to these new requirements.

The standard is effective for public entities for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years starting after December 15, 2024, with retrospective application required unless impracticable. Early adoption is permitted.

The Company has implemented herein all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

- F9 -

Note 4 – Income Taxes

 Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $96,775,396 which begins expiring in 2040. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	December 31,

	2024	2023
Deferred tax asset, generated from net operating loss	$20,323,030	$20,309,518
Valuation allowance	(20,323,030)	(20,309,518)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Tax filings for the Company for the year 2020 is available for examination by tax authorities.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2024.

Note 6 – Prepaid Expenses

During the year ended December 31, 2022, the Company prepaid a 15 year lease for office space totaling $310,125 and prepaid a 15 year lease for commercial space totaling $375,000.

Note 7- Company Vehicles

During the year ended December 31, 2022, the Company purchased two vehicles for commercial use totaling approximately $93,242. During the year ended December 31, 2023, the Company returned one vehicle to the dealership where it was purchased, due to the poor quality of the vehicle, and the loan associated with that vehicle was eliminated. There was an expense of approximately $2,899 associated with the disposal of this asset. The Company is depreciating the remaining vehicle for five years, using the straight-line depreciation method. Depreciation expense for these assets totaled $11,330 and $3,284 for the periods ended December 31, 2024 and 2023, respectively. Total depreciation recognized at December 31, 2024 for the two assets totaled approximately $26,807.

- F10 -

Note 8 – Loans to Company

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 180 days from December 28, 2020, with no interest. As of December 31, 2024 this loan is still payable to Mr. Schlesinger.

Note 9 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were 50,000 shares issued and outstanding as of December 31, 2024, and December 31, 2023.

During the period ended December 31, 2023, the Company issued 50,000 shares of Series A Preferred Stock to Jewish Enrichment Center as compensation for services to the Company.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 447,440,718 shares of common stock issued and outstanding as of December 31, 2024, and December 31, 2023.

During the period ended December 31, 2023, 4,794,012 shares of common stock were issued to GS Capital Partners, LLC as payment for a convertible loan.

During the period ended December 31, 2023, 9,600,000 shares of common stock were issued to Chaya Goldschein as payment of a loan to the Company totaling $48,000.

During the period ended December 31, 2023, 705,891 shares of common stock were issued to Chaya Goldschein in January for proceeds totaling approximately $68,471 received by the Company in January 2022.

Note 10 – Related-Party Transactions

Additional Paid-In Capital

During the period ended December 31, 2024, our CEO, Shlomo Bleier, paid expenses on behalf of the Company totaling $6,500. These payments are considered as contributions to the Company with no expectation of repayment.

Equity

During the period ended December 31, 2023, the Company issued 50,000 shares of Series A Preferred Stock to Jewish Enrichment Center as compensation for services to the Company. Our current sole officer and director, Shlomo Bleier, owns and controls Jewish Enrichment Center.

Note 11 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the period ended December 31, 2024 and has found that there was nothing material to disclose.

- F11 -

Elektros, Inc.

Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$11	$141
Prepaid leases	45,675	45,675
Total Current Assets	45,686	45,816
Prepaid leases	487,921	510,758
Company vehicles	24,083	29,686
Total Long-term assets	512,004	540,444
TOTAL ASSETS	$557,690	$586,261

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$939	$939
Accrued expenses	-	-
Loan to the company, net accumulated interest	10,000	10,000
Total Current Liabilities	10,939	10,939

TOTAL LIABILITIES	10,939	10,939

Stockholders’ Equity
Preferred stock, $.001 par value, 200,000,000 shares authorized; 50,000 issued and outstanding as of June 30, 2025 and December 31, 2024	50	50

Common stock, $.001 par value, 500,000,000 shares authorized, 447,440,718 issued and outstanding as of June 30, 2025 and December 31 2024	447,441	447,441
Additional paid-in capital	96,907,165	96,904,165
Accumulated deficit	(96,807,905)	(96,776,335)

Total Stockholders’ Deficit	$546,751	$575,321

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$557,690	$586,261

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F12 -

Elektros, Inc. Statement of Operations (Unaudited)
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024

Operating expenses

General and administrative expenses	$31,570	$28,311
Total operating expenses	31,570	28,311

Operating loss	$(31,570)	$(28,311)

Net loss	$(31,570)	$(28,311)

Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	447,440,718	447,440,718

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F13 -

  Elektros, Inc.

Statement of Changes is Stockholder (Deficit)

For the Period December 31, 2023 to June 30, 2025

(Unaudited)

	Common Shares	Par Value Common Shares	Series A Preferred Shares	Par Value Preferred Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Balances, December 31, 2023 (audited)	447,440,718	$447,441	50,000	$50	$96,897,665	$(96,711,993)	$633,163
Expenses paid on behalf of the Company and contributed to capital	-	-	-	-	6,500	-	6,500
Net loss	-	-	-	-	-	(64,342)	(64,342)
Balances, December 31, 2024 (audited)	447,440,718	$447,441	50,000	$50	$96,904,165	$(96,776,335)	$575,521
Expenses paid on behalf of the company and contributed to capital	-	-	-	-	3,000	-	3,000
Net loss	-	-				(31,570)	(31,570)
Balances, June 30, 2025	$447,440,718	$447,441	50,000	$50	$96,907,165	$(96,807,905)	$546,751

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F14 -

Elektros, Inc.

Statement of Cash Flows

(Unaudited)

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,570)	$(28,311)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	5,603	5,634

Changes in current assets and liabilities:
Accounts payable	-	-
Accrued expenses	-	-
Prepaid expenses	22,838	22,838
Net cash used in operating activities	(3,130)	161
CASH FLOWS FROM FINANCING ACTIVITIES
Expenses paid on behalf of Company and contributed to capital	3,000	-
Net cash provided by financing activities	3,000	-

Net change in cash	$(130)	$161
Beginning cash balance	141	39
Ending cash balance	$11	$200

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

- F15-

Elektros, Inc.

Notes to the Unaudited Consolidated Financial Statements

Note 1 – Organization and Description of Business

Elektros, Inc. (we, us, our, or the "Company") was incorporated on December 1, 2020 in the State of Nevada.

The Company’s business plan is to develop an artisanal mining operation based in Sierra Leone, Africa. This operation focuses on hard-rock lithium exploration, development, and the eventual exportation of the mined material to lithium refineries in the United States.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at June 30, 2025, and December 31, 2025, were $11 and $141, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at June 30, 2025.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of June 30, 2025 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2025. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

ASC 930, Extractive Activities—Mining.

Our mining activities under the land lease and joint venture agreements are covered under ASC 930, Extractive Activities—Mining which generally involves capitalizing costs and depleting them as resources are extracted.

Segment Information.

The Company reports as a single operating segment relating to our business focused on artisanal mining operation primarily based in Sierra Leone, Africa. Our plan of operation will focus on hard-rock lithium exploration, development, and the eventual exportation of the mined material to lithium refineries in the United States.The Company utilizes the management approach with our sole officer and director Shlomo Bleier as the chief operating decision maker (CODM) who reviews our performance. Revenue, profit and loss and asset data are not presented because we have no revenue, assets and limited operations.

- F16-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Convertible Instruments

The Company has opted for early adoption of the revised FASB guidance, ASU 2020-06, for accounting for conversion options embedded in convertible instruments. A debt with an embedded conversion feature shall be accounted for in its entirety as a liability and no portion of the proceeds from the issuance of convertible debt instrument instruments shall be accounted for as attributable to the conversion feature unless the conversion feature is required to be accounted for separately as an embedded derivative under Subtopic 815-15 or the conversion feature results in a premium that is subject to the guidance in paragraph 470-20-25-13.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of June 30, 2025.

The Company’s stock-based compensation for the periods ended June 30, 2025 and June 30, 2024 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no finance leases, only two prepaid leases, and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

- F17-

Note 4 – Income Taxes

 Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $96,807,905 which begins expiring in 2040. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Tax filings for the Company for the year 2020 is available for examination by tax authorities.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2025.

Note 6 – Prepaid Expenses

During the year ended December 31, 2022, the Company prepaid a 15 year lease for office space totaling $310,125 and prepaid a 15 year lease for commercial space totaling $375,000.

Note 7- Company Vehicles

During the year ended December 31, 2022, the Company purchased two vehicles for commercial use totaling approximately $93,242. During the year ended December 31, 2023, the Company returned one vehicle to the dealership where it was purchased, due to the poor quality of the vehicle, and the loan associated with that vehicle was eliminated. There was an expense of approximately $2,899 associated with the disposal of this asset. The Company is depreciating the remaining vehicle for five years, using the straight-line depreciation method. Depreciation expense for these assets totaled $5,603 and $5,634 for the periods ended June 30, 2025 and 2024, respectively. Total depreciation recognized at June 30, 2025 for the two assets totaled approximately $32,410.

Note 8 – Loans to Company

On December 28, 2020, the Company entered into a loan agreement with Samuel Schlesinger for $10,000. The verbal agreement between our former sole officer, Levi Jacobson, and Mr. Schlesinger set the term of the loan as payable within 180 days from December 28, 2020, with no interest. As of June 30, 2025 this loan is still payable to Mr. Schlesinger.

Note 9 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 200,000,000 shares with a par value of $0.001. There were 50,000 shares issued and outstanding as of June 30, 2025, and December 31, 2024.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.001. There were 447,440,718 shares of common stock issued and outstanding as of June 30, 2025, and December 31, 2024.

Note 10 – Related-Party Transactions

Additional Paid-In Capital

During the period ended June 30, 2025, our CEO, Shlomo Bleier, paid expenses on behalf of the Company totaling $3,000. These payments are considered as contributions to the Company with no expectation of repayment.

During the period ended December 31, 2024, our CEO, Shlomo Bleier, paid expenses on behalf of the Company totaling $6,500. These payments are considered as contributions to the Company with no expectation of repayment.

Equity

During the period ended December 31, 2023, the Company issued 50,000 shares of Series A Preferred Stock to Jewish Enrichment Center as compensation for services to the Company. Our current sole officer and director, Shlomo Bleier, owns and controls Jewish Enrichment Center.

Note 11 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the period ended June 30, 2025 and has found that there was nothing material to disclose.

- F18-

 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.751 of the Nevada Business Corporation Act (the “Nevada Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Articles of Incorporation of Elektros, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Elektros, Inc. to the fullest extent permitted by Nevada Law. Article VII of the Articles of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) or for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Nevada Law and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A.1	Articles of Incorporation, as amended (1)
1A-2A.2	Certificate of Amendment to Articles of Incorporation (1)
1A-2C	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-6.1	Joint Venture Agreement (1)
1A-6.2	Ground Lease Agreement (1)
1A-11	Consent of Accounting Firm (1)
1A-12	Legal Opinion Letter (1)

____________________

(1)	Attached.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, New York on December 10, 2025.

Elektros, Inc.

By: /s/ Shlomo Bleier
Name: Shlomo Bleier
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: December 10, 2025

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: December 10, 2025

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: Chief Financial Officer (Principal Financial Officer)  Date: December 10, 2025

Name: Shlomo Bleier  Signature: /s/ Shlomo Bleier  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: December 10, 2025